EXHIBIT 99.1

Garrison Capital Inc. Declares Third Quarter 2017 Distribution of $0.28 Per Share and Announces Second Quarter 2017 Financial Results and Earnings Call

NEW YORK, Aug. 08, 2017 (GLOBE NEWSWIRE) -- Garrison Capital Inc., a business development company (NASDAQ:GARS), today announced its financial results for the second fiscal quarter ended June 30, 2017.

References to “we,” “us,” “our,” the “Company” and “Garrison Capital” refer to Garrison Capital Inc. and its consolidated subsidiaries.

Second Quarter 2017 Highlights

  Net investment income for the quarter ended June 30, 2017 was $4.6 million, or $0.29 per share;
  Net realized gain on investments for the quarter ended June 30, 2017 was $0.4 million, or $0.02 per share;
  Net change in unrealized loss from investments for the quarter ended June 30, 2017 was $2.9 million, or $0.18 per share;
  Net increase in net assets resulting from operations for the quarter ended June 30, 2017 was $2.1 million, or $0.13 per share; and
  Our board of directors declared a third quarter 2017 distribution of $0.28 per share, payable on September 22, 2017 to stockholders of record as of September 8, 2017.

Consolidated Results of Operations

Consolidated operating results for the three months ended June 30, 2017 and March 31, 2017 are as follows:

	Three Months Ended	Three Months Ended
	June 30, 2017	March 31, 2017
($ in thousands, except per share data)	(Unaudited)	(Unaudited)
Net investment income	$4,587	$4,187
Total investment income	9,034	8,994
Total expenses	4,447	4,807
Net realized gain on investments	399	204
Net change in unrealized loss on investments	(2,911)	(8,379)
Net increase/(decrease) in net assets resulting from operations	2,075	(3,988)

Net investment income per share	0.29	0.26
Net realized/unrealized loss from investments per share	(0.16)	(0.50)
Net earnings/(loss) per share	0.13	(0.24)
Net asset value per share	11.75	11.90

Total investment income for the three months ended June 30, 2017 was $9.0 million and net investment income was $4.6 million. Total net expenses for the three months ended June 30, 2017 were $4.4 million.

Net realized gains on investments of $0.4 million for the three months ended June 30, 2017 were primarily driven by the partial and full repayments of portfolio investments.

The net change in unrealized loss for the three months ended June 30, 2017 of $2.9 million was driven primarily by a reduction in the expected recoveries on our investments in Badlands Production Company and Walnut Hill Physicians Hospital of $1.7 million and $1.0 million, respectively. In addition, there was $0.2 million of aggregate negative fair value adjustments across various other portfolio investments.

Portfolio and Investment Activities

For the three months ended June 30, 2017, we purchased four investments and closed add-on investments for a total increase to par in our portfolio of $35.0 million with a weighted average yield of 8.9%. For the three months ended June 30, 2017, repayments in our portfolio consisted of the paydowns of five investments, and other partial repayments for a total of $32.6 million of par with a weighted average yield of 9.6%.

See below for portfolio activity table.

Par (in millions)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Average

Originated	$16.6	$18.5	$-	$-	$-	$7.0
Club	-	12.9	-	-	14.0	5.4
Purchased	-	5.0	15.7	25.7	10.9	11.5
Total add-on investments	5.1	2.6	2.9	2.9	10.1	4.7
Total additions	21.7	39.0	18.6	28.6	35.0	28.6
Less: Total repayments/sales(1)(2)	(21.2)	(38.8)	(42.8)	(38.6)	(32.6)	(34.8)

Net repayments/additions	$0.5	$0.2	$(24.2)	$(10.0)	$2.4	$(6.2)

Summary	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017(3)	Average
Number of new investments	2	5	2	8	4	4
Weighted average yield of additions	9.6%	10.8%	8.0%	7.1%	8.9%	8.9%
Number of repayments/sales(1)(2)	2	3	7	3	5	4
Weighted average yield of repayments/sales(4)	9.0%	10.2%	11.5%	10.6%	9.6%	10.2%

(1) There was one position restructure excluded in Q2 2016 resulting in a reduction in par of $11.6 million
(2) Excludes the Q3 2016 Berry Nurseries realization event and reduction of par of $11.8 million
(3) Q2 2017 activity excludes a $0.4 million transitory loan that was both purchased and sold during the quarter
(4) Weighted average yield excludes investments with a risk rating of 4 and non-accrual investments

The following table shows select information of our portfolio as of June 30, 2017 and March 31, 2017.

Summary of Portfolio characteristics ($ in millions)	June 30, 2017	March 31, 2017
Total fair market value	$359.9	$358.7
Number of portfolio companies	60	61
Average investment size(1)	$5.7	$5.7
Weighted average yield(2)	10.2%	10.8%
Weighted average price(1)	92.2	92.9
First lien	97.4%	97.1%
Second lien & mezzanine/subordinated	-%	-%
Consumer loans	1.0%	1.3%
Equity & other	1.6%	1.6%
Core	91.8%	93.5%
Transitory	8.2%	6.5%
Originated(3)	47.6%	52.6%
Club(4)	21.0%	18.8%
Purchased	31.4%	28.6%
Floating(1)	99.0%	98.9%
Fixed(1)	1.0%	1.1%
Performing	96.7%	97.1%
Non-accrual	3.3%	2.9%
Weighted average debt/EBITDA(1)(2)(5)	3.8	x	3.7	x
Weighted average risk rating(1)	2.7	2.6

(1) Excludes consumer loans and equity investments
(2) Excludes investments with a risk rating of 4, unfunded revolvers, non-accrual investments and equity investments
(3) Originated positions include investments where we have sourced and led the execution of the deal
(4) Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal
(5) Excludes non-operating portfolio companies, which we define as those investments collateralized by real estate, proved developed producing value (“PDP”) or other hard assets. PDPs are proven revenues that can be produced with existing wells. As of June 30, 2017, $52.4 million of par value and $30.4 million of fair value were excluded. As of March 31, 2017, $47.7 million of par value and $28.5 million of fair value related to non-operating portfolio companies was excluded
* Table excludes positions with a fair value of zero

Liquidity and Capital Resources

As of June 30, 2017, we had cash of $22.1 million and restricted cash of $13.4 million.

In addition to proceeds from public and private offerings of our debt and equity securities and the proceeds from portfolio repayments, we have identified eight portfolio companies with a total par value of $29.3 million and a fair value of $29.0 million which we view as transitory investments. Transitory investments are generally those investments that we view as an additional source of liquidity that we are able to sell in order to fund investments that fit our core investment strategy. These transitory investments are generally at the lower end of our target portfolio yield range.

Subject to leverage and borrowing base restrictions, as of June 30, 2017, we had $19.7 million available for additional borrowings under our senior secured revolving notes, $33.0 million of available SBIC leverage and no available borrowings under the GLC Trust 2013-2 Revolver.

Distributions

On August 1, 2017, our board of directors approved a distribution in the amount of $4.5 million, or $0.28 a share, which will be paid on September 22, 2017 to stockholders of record as of September 8, 2017.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Earnings Conference Call

We will host an earnings conference call at 10:00 a.m. (Eastern Time) on Thursday, August 10, 2017 to discuss our second quarter financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 61948669.  All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that name and company information can be collected.

During the earnings conference call, the Company intends to refer to the Q2 2017 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company’s website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on September 11, 2017. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 61948669.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.
Brian Chase
www.garrisoncapitalbdc.com
(212) 372-9590